Exhibit 23.3
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-139111) and related Joint Proxy Statement/ Prospectus of Illumina, Inc. and Solexa, Inc. and to the incorporation by reference therein of our report dated May 13, 2005, with respect to the consolidated financial statements of Solexa, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cambridge, England
December 18, 2006